Exhibit 4.6











                          Registration Rights Agreement

                          dated as of December 26, 2003


                                      among


                         PROVECTUS PHARMACEUTICALS, INC.
                              a Nevada corporation


                                       and


            THE RESEARCH FOUNDATION OF STATE UNIVERSITY OF NEW YORK,
                        a New York education corporation














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                                Table of Contents
                                                                            Page

Table of Contents..............................................................i
................................................................................1

1. Definitions and Interpretation..............................................1
---------------------------------
   1.01.      Certain Definitions..............................................1
   1.02.      Other Definitions................................................2
   1.03       Rules of Interpretation..........................................3
   1.04.      Construction.....................................................3

2. Piggyback Registration......................................................4

   2.01       Right to Piggyback...............................................4
   2.02.      Piggyback Expenses...............................................4
   2.03.      Priority on Piggyback Registrations..............................4
   2.04.      Selection of Underwriters........................................4

3. Registration Procedures.....................................................5

   3.01       Obligations of Corporation.......................................5
   3.02.      Information to be Provided.......................................8
   3.03.      Duties of Holder.................................................8

4. Indemnification; Contribution...............................................9

   4.01       Indemnification by the Corporation...............................9
   4.02.      Indemnification by Holders......................................10
   4.03.      Conduct of Indemnification Proceedings..........................10
   4.04.      Contribution....................................................11
   4.05.      Survival of Provisions..........................................11

5. Rule 144 Reporting.........................................................12

6. Transfer of Shares.........................................................12

   6.01.      Restrictions....................................................12
   6.02.      Legends.........................................................12
   6.03.      Transfer of Rights to Subsequent Holders........................13

7. Representations and Warranties.............................................13

   7.01.      Representations and Warranties of the Research Foundation.......13
   7.02.      Effect of Representations and Warranties........................14

8. General Provisions.........................................................14

   8.01.      Amendments and Waivers..........................................14
   8.02.      Successors and Assigns..........................................14
   8.03.      Specific Performance............................................15
   8.04.      Notices.........................................................15
   8.05.      Governing Law; Venue of Actions.................................15
   8.06.      Entire Agreement................................................16
   8.07.      Severability....................................................16
   8.08.      Counterparts....................................................16




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                          REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of December 26, 2003 (the "Effective Date"), among PROVECTUS PHARMACEUTICALS, INC., a Nevada corporation (the "Corporation") and THE RESEARCH FOUNDATION OF STATE UNIVERSITY OF NEW YORK (the "Research Foundation").

                                    RECITALS
                                    --------
          A. The Research Foundation and the Corporation have entered into a Settlement Agreement dated as of December 26, 2003 (the "Settlement Agreement"), pursuant to which the Research Foundation and the Corporation have agreed to settle certain claims relating to Interference No. 105,133 which was declared by the U.S. Patent and Trademark Office between U.S. Patent No. 5,829,448, owned by Xantech Pharmaceuticals, Inc., a wholly-owned subsidiary of the Corporation, and U.S. Patent Application Serial Number 09/265,625, owned by the Research Foundation.

          B. As a portion of the consideration for the Settlement Agreement, the Corporation has or will issue to the Research Foundation 10,000 Common Shares (as defined in Section 1.01).

          C. As a condition to the Settlement Agreement, the parties have agreed to enter into this Agreement.

                                    AGREEMENT
                                    ---------
     THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                                       1.
                         DEFINITIONS AND INTERPRETATION

1.01.Certain Definitions

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     (a) "Affiliate" has the meaning ascribed to it in the Exchange Act.

     (b) "Common Shares" means the Corporation's common shares, par value $.001 per share.

     (c) "Exchange Act" means the Securities Exchange Act of 1934.

     (d) "Holder" means the Research Foundation and its successors, assigns and transferees.

     (e)  "Person"  means  an  individual,   partnership,   corporation,  trust,
unincorporated organization or other legal entity or a government or agency or political subdivision thereof.

     (f)  "Prospectus"  means  the  prospectus   included  in  any  Registration
Statement, including any preliminary prospectus, and any amendment or supplement thereto and all material incorporated by reference therein.

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     (g) "Registrable  Securities" means the Research Foundation Shares, and any shares or other securities of the Corporation issued or issuable with respect thereto upon any stock split, stock dividend, recapitalization or similar event, excluding shares or other securities (i) sold or transferred pursuant to an effective registration statement, (ii) sold or otherwise transferred pursuant to Rule 144 under the Securities Act, (iii) sold or otherwise transferred pursuant to a transfer not requiring registration under the Securities Act, (iv) held by Holder who at such time is not an Affiliate of the Corporation and that are eligible for sale pursuant to Rule 144(k) under the Securities Act, and (v) held by Holder who at such time is an Affiliate of the Corporation if all of such shares or other securities are eligible for sale pursuant to Rule 144 under the Securities Act and could be sold in one transaction in accordance with the volume limitations contained in Rule 144(e)(1)(i) under the Securities Act.

     (h) "Research Foundation Shares" means the Common Shares issued to the Research Foundation pursuant to the Settlement Agreement.

     (i) "Registration Expenses" means any and all expenses incident to performance of or compliance with this Agreement, including (i) all applicable registration and filing fees imposed by the SEC and any securities exchange or market on which the Registrable Securities are required to be listed and/or quoted, as the case may be, (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with qualification of any of the Registrable Securities under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the National Association of Securities Dealers, Inc. ("NASD"), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange or exchanges pursuant to Section 3.01(k) hereof, and (v) the fees and disbursements of counsel for the Corporation and of the independent public accountants of the Corporation. Registration Expenses shall specifically exclude underwriting discounts and commissions, the fees and disbursements of counsel representing Holder or any underwriter or agent acting on behalf of Holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by Holder, all of which shall be borne by Holder in all cases.

     (j) "Registration Statement" mean a registration statement of the Corporation (and any other entity required to be a registrant pursuant to the requirements of the Securities Act) covering all or a part of the Registrable Securities under the Securities Act for which the Corporation is eligible, including all amendments (including post-effective amendments), exhibits and materials incorporated by reference therein.

     (k) "SEC" means the United States Securities and Exchange Commission.

     (l) "Securities Act" means the Securities Act of 1933.

     (m) "Shelf Registration Statement" shall mean a Registration Statement on Form S-3 (or any successor form) filed pursuant to Rule 415 of Regulation C promulgated under the Securities Act (or any successor rule).

1.02.  Other Definitions

     Terms defined in other provisions of this Agreement have the meanings given in those provisions.

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1.03. Rules of Interpretation

     (a) Each term defined in the singular form in Section 1.01 or elsewhere in this Agreement means the plural thereof whenever the plural form is used, and each term defined in the plural form means the singular thereof whenever the singular form is used. The use of a pronoun of any gender is applicable to all genders.

     (b) Unless otherwise specified therein, all terms defined in this Agreement have the meanings as so defined herein when used in any other certificate, report or document made or delivered pursuant hereto.

     (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

     (d) A reference to any agreement, document or instrument refers to the agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and as permitted herein.

     (e) Except as otherwise specified, a reference to any applicable law refers to the law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and to any rules and regulations promulgated thereunder; and a reference to any section or other provision of any applicable law refers to that provision of the law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of the referenced section or other provision.

     (f) The words "including" and "include" means including without limiting the generality of any description preceding such term, the phrase "may not" is prohibitive and not permissive, and the word "or" is not exclusive.

     (g) All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the Uniform Commercial Code as enacted in the State of Nevada and not specifically defined herein are used herein as defined therein.

     (h) Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from but excluding" and the words "to" and "until" each means "to and including."

1.04.  Construction

     The headings preceding the text of the sections of this Agreement and the exhibits hereto are for convenience only and shall not be deemed part of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party.

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                                       2.
                             PIGGYBACK REGISTRATION

2.01. Right to Piggyback

      Any time during the period beginning on the Effective Date and ending on the second anniversary thereof, if the Corporation proposes to register any of its securities under the Securities Act (other than a registration pursuant to (a) a registration on Form S-4 or any successor form or (b) an offering of securities by the Corporation in connection with an employee benefit, share dividend, share ownership or dividend reinvestment plan) and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Corporation will give prompt written notice (but in no event less than 15 days before the anticipated filing date of a registration statement filed to register such securities) to all Holders of its intention to effect such a registration (each, a "Piggyback Notice") and, subject to Section 2.03, the Corporation will include in such registration, on such terms and conditions as the other securities to be included therein, all Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within 10 days after the date of sending of the Piggyback Notice.

2.02. Piggyback Expenses

      A Holder shall not be liable for the Registration Expenses in connection with the registration pursuant to Section 2.01.

2.03. Priority on Piggyback Registrations

      If a Piggyback Registration is an underwritten registration, and the managing underwriters advise the Corporation in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the market or the price for the Common Shares to be registered by the Corporation, the Corporation will include in such registration the number of securities that in the opinion of such managing underwriters can be sold without adversely affecting the market or the price for such Common Shares. In such event, the Registration Statement will include (a) all the securities proposed to be sold by the Corporation and (b) the aggregate amount of shares of other capital stock of the Corporation upon which contractual registration rights have been granted ("Other Securities") and Registrable Securities requested to be included in such registration that in the opinion of such managing underwriters can be sold without adversely affecting the market or the price for such Common Shares, with such aggregate amount of securities to be allocated among each holder of such Other Securities and Registrable Securities in proportion to the number of shares requested for inclusion in such registration by each such holder, but in no event shall the amount of Registrable Securities be reduced to less than 5% of the total amount of securities included in the offering.

2.04.  Selection of Underwriters

     In the case of an underwritten Piggyback Registration, the Corporation will have the right to select the investment banker(s) and manager(s) to administer the offering, if any.

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                                       3.
                             REGISTRATION PROCEDURES

3.01. Obligations of Corporation

     In connection with the obligations of the Corporation with respect to the registration of the Registrable Securities contemplated herein, the Corporation shall:

     (a) prepare and file with the SEC a Registration Statement as soon as reasonably practicable after receipt of a written request pursuant to Section 2, which Registration Statement, in each case, shall (i) be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof and (ii) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and will use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon thereafter as is commercially practicable and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the the period the Holder refrains from selling any Registrable Securities included in such Registration Statement pursuant to Section 3.03(a) or 3.03(b) and, in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended for up to ninety (90) additional days, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold;

     (b)  subject to the last three  sentences  of this  Section  3.01(b) and to
Section 3.01(i) hereof: prepare and file with the SEC such amendments and supplements (including required periodic reporting filings under the Exchange
Act) to such Registration Statement and Prospectus included therein as may be necessary to keep such Registration Statement effective for the applicable period; cause the Prospectus to be amended or supplemented as required and to be filed as required by Rule 424 or any similar rule that may be adopted under the Securities Act; respond as promptly as practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and
(iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof. Notwithstanding anything to the contrary contained herein, the Corporation shall not be required to take any of the actions described in clauses (i), (ii) or (iii) of this Section 3.01(b),
Section 3.01(d) or Section 3.01(i) with respect to each Holder of Registrable Securities (A)to the extent that the Corporation is in possession of material non-public information that it deems advisable not to disclose or is engaged in active negotiations or planning for a material merger, acquisition or disposition transaction and it delivers written notice to each such Holder of Registrable Securities to the effect that such selling Holder may not make offers or sales under the Registration Statement for a period not to exceed 60 days from the date of such notice; provided, however, that the Corporation may deliver only two such notices within any 12-month period, (B)to the extent that such registration would require initial or continuing disclosure of events or proceedings yet unreported that, in the opinion of the Board of Directors of the Corporation, would not be in the best interests of the Corporation and its stockholders and such disclosure is not otherwise required under applicable law (including applicable securities laws), and the Corporation delivers written notice to each such Holder of Registrable Securities to the effect that such selling Holder may not make offers or sales for a period not to exceed 60 days from the date of such notice; provided, however, that the Corporation

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may deliver only one such notice within any 365-day period,  or (C) upon written notice by the Corporation to each Holder of the need to take any action described in clauses (i), (ii) or (iii) of this Section 3.01(b), unless and until the Corporation has received a written notice (a "Registration Notice") from a Holder that such Holder intends to make offers or sales under such Registration Statement as specified in such Registration Notice, except in the case of a Shelf Registration Statement, in which case such Registration Notice shall not be required; provided, however, that the Corporation shall have 10 business days to prepare and file any such amendment or supplement after receipt of the Registration Notice or such longer period as is reasonably necessary if such preparation and filing are not commercially practicable within 10 business days. Once a Holder has delivered a Registration Notice to the Corporation, such Holder shall promptly provide to the Corporation such information as the Corporation reasonably requests in order to identify such Holder and the method of distribution in a post-effective amendment to the Registration Statement or a supplement to the Prospectus. Such Holder also shall notify the Corporation in writing upon completion of such offer or sale or at such time as such Holder no longer intends to make offers or sales under the Registration Statement;

     (c) furnish to each Holder of Registrable Securities, without charge, as many copies of each Prospectus and any amendment or supplement thereto as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Corporation consents to the use of the Prospectus and any amendment or supplement thereto by each such Holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the Prospectus or amendment or supplement thereto;

     (d) use its best efforts to register or qualify the Registrable Securities by the time the Registration Statement is declared effective by the SEC under all applicable state securities or blue sky laws of such jurisdictions in the United States and its territories and possessions as any Holder of Registrable Securities covered by the Registration Statement shall reasonably request in writing and keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective or during the period offers or sales are being made by a Holder that has delivered a Registration Notice to the Corporation, whichever is shorter; provided, however, that in connection therewith, the Corporation shall not be required to (i) qualify as a foreign corporation to do business or to register as a broker or dealer in any such jurisdiction where it would not otherwise be required to qualify or register but for this Section 3.01(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) file a general consent to service of process in any such jurisdiction;

     (e) notify each selling Holder of Registrable Securities promptly and, if requested by such Holder, confirm in writing, (i) when the Registration Statement and any post-effective amendments thereto have become effective, (ii) when any amendment or supplement to the Prospectus has been filed with the SEC,
(iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Registration Statement or any part thereof or the initiation of any proceedings for that purpose, (iv) if the Corporation receives any notification with respect to the suspension of the qualification of the Registrable Securities for offer or sale in any jurisdiction or the initiation of any proceeding for such purpose, and of the happening of any event during the period the Registration Statement is effective as a result of which such Registration Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Corporation shall not be obligated to prepare and furnish any prospectus supplements or amendments relating to any material nonpublic information at any

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such time as the Board of Directors of the Corporation has determined  that, for good business reasons, the disclosure of such material nonpublic  information at
that  time  would  be  materially   detrimental   to  the   Corporation  in  the
circumstances and is not otherwise required under applicable law (including applicable securities laws); provided, further, that the Corporation may only delay its obligations pursuant to the aforementioned proviso for a period of 60 days in any 365-day period;

     (f) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement or any part thereof as promptly as possible;

     (g) upon request, furnish to each Holder of Registrable Securities that has delivered a Registration Notice to the Corporation, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

     (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of unlegended certificates representing Registrable Securities to be sold; and enable unlegended certificates for such Registrable Securities to be issued for such numbers of shares and registered in such names as the selling Holders may reasonably request at least two business days prior to any sale of Registrable Securities;

     (i) subject to the last three sentences of Section 3.01(b), upon the occurrence of any event contemplated by clauses (A) or (B) of Section 3.01(b) or clause (v) of and the proviso to Section 3.01(e), use its best efforts promptly to prepare and file an amendment or a supplement to the Prospectus or any document incorporated therein by reference or prepare, file and obtain effectiveness of a post-effective amendment to the Registration Statement, or file any other required document, in any such case to the extent necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus as then amended or supplemented will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

     (j)  within a  reasonable  time  prior to the  filing  of any  Registration
Statement or any amendment thereto, or any Prospectus or any amendment or supplement thereto, provide copies of such document (not including any documents incorporated by reference therein unless requested) to the Holders of
Registrable Securities that have provided a Registration Notice to the Corporation;

     (k) use its best efforts to maintain the listing of the Common Shares on the securities market on which the Common Shares are now listed or on another national securities exchange or national market system, as those terms are used under the Exchange Act;

     (l) use its best efforts to cause all Registrable Securities to be listed on any securities market or exchange on which similar securities issued by the Corporation are then listed;

     (m) provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all Registrable Securities, not later than the effective date of the Registration Statement;

     (n) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering (each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement); and

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     (o) use its best  efforts  to  furnish,  on the date that such  Registrable
Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

3.02. Information to be Provided

     The Corporation may require each Holder of Registrable Securities to furnish to the Corporation in writing such information regarding itself, the securities of the Corporation held by such Holder, and the proposed distribution by such Holder of such Registrable Securities as the Corporation may reasonably require to effect the registration of such Holder's Registrable Securities.

3.03. Duties of Holder

     In connection with and as a condition to the Corporation's obligations with respect to any Registration Statement pursuant to Section 2 of this Agreement and this Section 3, each Holder covenants and agrees that:

     (a) it will not offer or sell any Registrable Securities under the Registration Statement until it has provided a Registration Notice if required pursuant to Section 3.01(b) and has received copies of the Prospectus as then amended or supplemented as contemplated by Section 3.01(c) and notice from the Corporation that the Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 3.01(e);

     (b) upon receipt of any notice from the Corporation contemplated by Section 3.01(b) (in respect of the occurrence of an event contemplated by clauses (A) or (B) of Section 3.01(b)) or Section 3.01(e) (in respect of the occurrence of an event contemplated by clause (v) of Section 3.01(e)), such Holder shall not offer or sell any Registrable Securities pursuant to the Registration Statement until, in the sole discretion of the Corporation, the event no longer precludes sale or such Holder receives copies of the supplemented or amended Prospectus contemplated by Section 3.01(i) and receives notice that any post-effective amendment has become effective, and, if so directed by the Corporation, such Holder will deliver to the Corporation (at the expense of the Corporation) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus as amended or supplemented at the time of receipt of such notice; and

     (c) the Holder and any of its officers,  directors or  affiliates,  if any,
(i) shall comply with the provisions of Regulation M under the Exchange Act, or any successor regulations, as applicable to them in connection with sales of Registrable Securities pursuant to the Registration Statement and (ii) shall enter into such written agreements as the Corporation shall reasonably request to ensure compliance with this Section 3.03(c).

                                       4.
                          INDEMNIFICATION; CONTRIBUTION

4.01. Indemnification by the Corporation

     The Corporation agrees to indemnify and hold harmless each Holder and its officers, directors and trustees, legal counsel and accountants for any Holder, any underwriter for any Holder and each Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act as follows:

     (a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to which such Holder, officer, director or controlling Person may become subject under the Securities Act, under any other federal or state law or otherwise (i) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that arise out of or are based upon any violation or alleged violation of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law by the Corporation or any of its officers or directors or any Person who controls the Corporation within the meaning of Section 15 of the Securities Act;

     (b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or incurred in connection with any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any of the matters identified in clauses (i),
(ii) or (iii) or Section 4.01(a), unless such settlement is effected without the written consent of the Corporation (which consent has not been unreasonably withheld); and

     (c) subject to the limitations set forth in Section 4.03, against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any of the matters identified in clauses (i),
(ii) or (iii) or Section 4.01(a), to the extent that any such expense is not paid under Sections 4.01(a) or 4.01(b);

     (d) any violation by the Corporation of any rule or regulation promulgated under the Securities Act applicable to the Corporation in connection with any registration, qualification, or compliance of the Registrable Securities or any other capital stock of the Corporation;

provided, however, that the indemnity provided pursuant to this Section 4.01 shall not apply (i) to any amounts paid in settlement of any such loss, liability, claim, damage or expense if such settlement is effected without the consent of the Corporation (which consent shall not be unreasonably delayed or withheld), or (A) to any Holder with respect to any of the foregoing in this
Section 4.01 that arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Corporation by such Holder expressly for use in any Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto, or the Holder's failure to deliver a copy of any Registration Statement or Prospectus or any amendments or supplements thereto after the Corporation has furnished the Holder with the requested number of copies of the same.

4.02. Indemnification by Holders

     Each Holder severally agrees to indemnify and hold harmless the Corporation and the other selling holders of securities included in any Registration Statement covering any Registrable Securities being sold by such Holder, and each of their respective directors and officers (including each director and officer of the Corporation who signed the Registration Statement), and each Person, if any, who controls the Corporation or any other selling holder within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section 4.01, but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon (a) any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Corporation by such selling Holder for use therein relating to the Holder's status as a selling security holder, (b) Holder's failure to deliver a copy of any Registration Statement or Prospectus or any amendments or supplements thereto, to the extent such delivery is required to be made by Holder and after the Corporation has furnished Holder with the requested number of copies of the same, (c) the breach of any covenant contained in
Section 3, or (d) the breach of any  representation  or  warranty  contained  in
Section 7; and provided, that in no event shall any Holder's liability pursuant to this Section 4.02, when combined with amounts paid or payable by such Holder pursuant to Section 4.04, exceed the proceeds from the offering of the Registrable Securities (net of underwriting discounts and commissions) received by such Holder, except in the case of fraud by such Holder.

4.03. Conduct of Indemnification Proceedings

     Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against the indemnified party in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (a) shall not relieve it from any liability which it may have under the indemnity agreement provided in Sections 4.01 or 4.02, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party materially prejudices the indemnifying party or results in the forfeiture by the indemnifying party of substantial rights and defenses and (b) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided under Sections 4.01 or 4.02. After receipt of such notice, the indemnifying party shall be entitled to participate in and, at its option, jointly with any other indemnifying party so notified, to assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by such indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that, if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines, upon advice of counsel, that a conflict of interest exists or that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to one separate counsel, the reasonable fees and expenses of which shall be paid by the indemnifying party. If the indemnifying party does not assume the defense of any such action or proceeding, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel (which shall be limited to a single law firm) for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party. If the indemnifying party assumes the defense of any such action or proceeding in accordance with this paragraph, such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding except as set forth in the proviso in the second sentence of this Section 4.03.

4.04. Contribution

     (a) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 4 is for any reason held to be unenforceable although applicable in accordance with its terms, the Corporation and the selling Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Corporation and the selling Holders, in such proportion as is appropriate to reflect the relative fault of and benefits to the Corporation on the one hand and the selling Holders on the other (in such proportions that the selling Holders are severally, not jointly, responsible for the balance), in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified parties shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified parties in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     (b) The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4.04 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph; provided, however, that in no event shall any contribution by Holder under this
Section 4.04, when combined with amounts paid or payable by such Holder pursuant to Section 4.02, exceed the net proceeds from the offering received by such Holder, except in the case of fraud by such Holder. Notwithstanding the provisions of this Section 4.04, no selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling Holder were offered to the public exceeds the amount of any damages which such selling Holder would otherwise have been required to pay by reason of such untrue statement or omission.

     (c) Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.04, each Person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act and directors and officers of a Holder shall have the same rights to contribution as such Holder, and each director of the Corporation, each officer of the Corporation who signed the Registration Statement and each Person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Corporation.

4.05. Survival of Provisions

     The obligations of the Corporation and Holders under this Section 4 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                                       5.
                               RULE 144 REPORTING

     With a view to making available to each Holder the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Corporation agrees to use its best efforts to:

     (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

     (b) file with the SEC, in a timely manner, all reports and other documents required of the Corporation under the Exchange Act; and

     (c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request (i) a copy of the most recent annual and/or quarterly report of the Corporation (ii) and such other reports and documents as a Holder reasonably may request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

                                       6.
                               TRANSFER OF SHARES

6.01. Restrictions

     Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until:

     (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

     (b) the Holder shall have (i) notified the Corporation of the proposed disposition and (ii) if reasonably requested by the Corporation, furnished the Corporation with an opinion of counsel reasonably satisfactory to the Corporation and its counsel that such disposition will not require registration of such Registrable Securities under the Securities Act.

6.02. Legends

     (a) Unless otherwise permitted by the provisions of this Agreement, each certificate representing Registrable Securities shall be stamped or otherwise imprinted with a legend substantially similar to the following (the "Private Placement Legend"), in addition to any legend required under applicable state securities laws:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED(THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE SECURITIES ACT OR AN OPINION OF

      COUNSEL REASONABLY SATISFACTORY TO THE COPRORATION IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

     (b) Upon the exchange or replacement of Registrable Securities bearing the Private Placement Legend, the Corporation shall deliver only Common Shares, that bear the Private Placement Legend, unless: (i) such transfer or exchange is effected pursuant to an effective registration statement under the Securities Act or (ii) there is delivered to the Corporation an opinion of counsel reasonably satisfactory to the Corporation and its counsel that such disposition will not require registration of such Shares under the Securities Act.

     (c) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Corporation of an order of the appropriate blue sky authority authorizing such removal.

6.03. Transfer of Rights to Subsequent Holders

     Subject to the foregoing restrictions, the Corporation and the Holder hereby agree that any transferee and/or subsequent Holder of Registrable Securities shall be entitled to all benefits and subject to all obligations hereunder as a Holder of Registrable Securities. By its acceptance of any Registrable Securities bearing the Private Placement Legend, each Holder acknowledges the restrictions on transfer of the Registrable Securities, as applicable, set forth in this Agreement and agrees that it shall transfer the Registrable Securities, as applicable, only as provided in this Agreement.

                                       7.
                         REPRESENTATIONS AND WARRANTIES

7.01. Representations and Warranties of the Research Foundation.

     The Research Foundation understands and acknowledges that the Research Foundation Shares are being offered and sold in a transaction exempt from registration under the Securities Act and applicable state securities laws pursuant to one or more applicable exemptions therefrom. The Research Foundation understands that the issuance of the Research Foundation Shares has not been reviewed or approved by the SEC or by any state regulatory authority charged with the administration of the securities laws of any state. The Research Foundation has not been offered or furnished any formal offering literature or prospectus. Accordingly, The Research Foundation confirms, represents and warrants to the Corporation as follows:

     (a) Reliance. The Research Foundation, in making the decision to accept the Research Foundation Shares, has relied solely upon independent investigations made by the Research Foundation.

     (b) Speculative Nature of Investment. The Research Foundation has reviewed the section entitled "Risk Factors" in the Corporation's Annual Report on Form 10-KSB for the year ending December 31, 2002 and understands that the Corporation is a development stage entity, has a minimal net worth and is an extremely speculative investment.

     (c) Suitability. The Research Foundation understands and has fully considered the risks associated with the Research Foundation Shares and understands that (i) this investment is suitable only for a Person who is able to bear the economic consequences of losing his, her or its entire investment;
(ii) the purchase of the Research Foundation Shares is a speculative investment which involves a high degree of risk; and (iii) there are substantial restrictions on the transfer of, and there will be no immediate public market for, the Research Foundation Shares, and accordingly it may not be possible for the Research Foundation to liquidate its investment in case of emergency.

     (d) Lack of Liquidity. The Research Foundation is able (i) to bear the economic risk of accepting the Research Foundation Shares, and (ii) to hold the Research Foundation Shares for an extended period of time. The Research Foundation has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect the Research Foundation's ability to provide for his, her or its current needs and possible financial contingencies. The Research Foundation's commitment to all speculative investments is reasonable in relation to the Research Foundation's net worth and annual income.

     (e) Brokers. The Research Foundation is under no obligation to pay any broker's fee or commission in connection with this investment.

     (f) Entity Acknowledgements. The Research Foundation is authorized and otherwise duly qualified to purchase and hold the Common Shares and Registrable Securities of the Corporation, has its principal place of business as set forth in the signature page hereof, and has not been formed for the specific purpose of acquiring the Common Shares of the Corporation.

7.02. Effect of Representations and Warranties.

     (a) Continuing Effect. The representations and warranties of the Research Foundation contained in Section 7.01 are true and accurate as of the date of this Agreement and shall survive such delivery and acceptance of the Common Shares. If such representations and warranties shall not be true and accurate in every respect prior to such delivery or such acceptance, the Research Foundation shall give immediate written notice of such fact to the Corporation, specifying which representations, warranties or acknowledgements are not true and accurate and the reasons therefor.

     (b) Reliance on Representations. The Research Foundation understands and intends that the Corporation and its officers, directors, employees, agents and attorneys will rely upon the representations, warranties, covenants and agreements made by the Research Foundation in this Agreement and that such parties are entitled to rely upon each and all of the same without further inquiry.

                                       8.
                               GENERAL PROVISIONS

8.01. Amendments and Waivers

     The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified, supplemented or waived, nor may consent to departures therefrom be given, without the written consent of the Corporation and the Holders of a majority of the outstanding Registrable Securities, provided, however, that no amendment, modification, supplement or waiver of, or consent to the departure from, the provisions of Sections 2, 4, 6 or 8 of this Agreement shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities. Notice of any such amendment, modification, supplement, waiver or consent adopted in accordance with this Section 8.01 shall be provided by the Corporation to each Holder of Registrable Securities at least 30 days prior to the effective date of such amendment, modification, supplement, waiver or consent.

8.02. Successors and Assigns

     This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including subsequent Holders without the need for an express assignment. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

8.03. Specific Performance

     The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

8.04. Notices

     All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made (x) upon actual receipt, when given by hand or confirmed facsimile or electronic mail transmission, (y) one day after delivery to the carrier, when given by overnight delivery service or
(z) two days after mailing, when given by first-class registered or certified mail, postage prepaid, return receipt requested; in any case to the following address, or to such other address as a party, by notice to the other parties given pursuant to this Section 8.04, may designate from time to time:

a.    If to the Research Foundation, to:     With a copy to:
      The Research Foundation of State       Nixon Peabody LLP
      University of New York                 Attn: Michael Goldman, Esq.
      University at Buffalo                  Clinton Square
      Office of Science, Technology Transfer PO Box 31051
      and Economic Outreach                  Rochester, NY 14603
      Intellectual Property Division         Facsimile: 585.261.1600
      UB Technology Incubator, Suite 111
      1576 Sweet Home Road
      Amherst, New York  14228
      Facsimile:  716.645.3436

b.    If to the Corporation, to:             With a copy to:
      Provectus Pharmaceuticals, Inc.        Baker, Donelson, Bearman, Caldwell
      Attention: President                     & Berkowitz, PC
      7327 Oak Ridge Highway, Suite A        Attention:Wm.Gregory Hall, Jr.,Esq.
      Knoxville, TN 37931                    Riverview Tower, Suite 2200
      Facsimile: 865.539.9654                900 South Gay Street
                                             Knoxville, TN 37902
                                             Facsimile: 865.525.8569

8.05. Governing Law; Venue of Actions

     (a) This Agreement shall be governed and construed in accordance with the internal laws of the State of New York as applied to contracts made and performed within the State of New York, without regard to the principles thereof regarding resolution of conflicts of law.

     (b) The Corporation and each Holder hereby (i) submit to the jurisdiction of any state court of competent jurisdiction in and for Knox County, Tennessee, or in the United States District Court for the Eastern District of Tennessee sitting at Knoxville in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of the action or proceeding may be heard and determined in any such court; (ii) agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court; (iii) waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waive any bond, surety, or other security that might be required of any other Party with respect thereto; and (iv) agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

8.06. Entire Agreement

     This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

8.07. Severability

     In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

8.08. Counterparts

     This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


                     * signatures appear on following page *





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


                                   Signatures
                                   ----------

     IN WITNESS WHEREOF, the Corporation and the Holders have executed this Agreement to be as of the Effective Date.


                                   PROVECTUS PHARMACEUTICALS, INC., a
                                   Nevada corporation

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------


                                   THE RESEARCH FOUNDATION OF STATE
                                   UNIVERSITY OF NEW YORK, a New York
                                   education corporation

                                      By:
                                         ---------------------------------------

                                      Name:
                                           -------------------------------------

                                      Title:
                                            ------------------------------------




















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